EXHIBIT 8(A)
                          CUSTODIAN SERVICES AGREEMENT

        THIS AGREEMENT is made as of February 23, 1996 by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank"), and Harris Insight Funds Trust, a Massachusetts business trust (the "Fund").
                                   WITNESSETH:
        WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the " 1940 Act"); and
        WHEREAS, the Fund wishes to retain PNC Bank to provide custodian services, and PNC Bank wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

        NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

                  (a) "1933 Act" means the Securities Act of 1933, as amended.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                  (e) "CEA" means the Commodities Exchange Act, as amended.






                  (f) "Oral Instructions" mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

                  (g) "PNC Bank" means PNC Bank, National Association or a subsidiary or affiliate of PNC Bank, National Association.

                  (h) "SEC" means the Securities and Exchange Commission.

                  (i) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                  (j) "Shares" mean the shares of beneficial interest of any series or class of the Fund.



                  (k) "Property" means:

                                    (i)     any and  all  securities  and  other
                                            investment  items which the Fund may
                                            from time to time deposit,  or cause
                                            to be  deposited,  with  PNC Bank or
                                            which PNC Bank may from time to time
                                            hold for the Fund;

                                    (ii)    all income in respect of any of such
                                            securities   or   other   investment
                                            items;

                                    (iii)   all  proceeds  of the sale of any of
                                            such securities or investment items;
                                            and

                                    (iv)    all   proceeds   of  the   sale   of
                                            securities issued by the Fund, which
                                            are  received  by PNC Bank from time
                                            to time,  from or on  behalf  of the
                                            Fund.

                  (k) "Written Instructions" mean written instructions signed by two Authorized Persons and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints PNC Bank to provide custodian services to the Fund, on behalf of each of its investment portfolios (each, a "Portfolio"), and PNC Bank accepts such appointment and agrees to furnish such services.





         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PNC Bank with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PNC Bank or its affiliates to provide services;

                  (b)      a  copy  of  the   Fund's   most   recent   effective
                           registration statement;

                  (c)      a copy of each Portfolio's advisory agreements;

                  (d) a copy of the distribution agreement with respect to each class of Shares:

                  (e) a copy of each Portfolio's administration agreement if PNC Bank is not providing the Portfolio with such services;

                  (f) copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

                  (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

         4. COMPLIANCE WITH LAWS.

        PNC Bank undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund or any Portfolio.

         5. INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral and Written Instructions.

                  (b) PNC Bank shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

                  (c) The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC Bank or its affiliates) so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PNC Bank shall incur no liability to the Fund in acting upon such Oral or Written Instructions provided that PNC Bank's actions comply with the other provisions of this Agreement.

         6. RIGHT TO RECEIVE ADVICE.

                  (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PNC Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PNC Bank, at the option of PNC Bank).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel. In the event PNC Bank so relies on the advice of counsel, PNC Bank remains liable for any action or omission on the part of PNC Bank which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

                (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action. Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The books and records pertaining to the Fund and any Portfolio, which are in the possession or under the control of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an authorized representative of the Fund, at the Fund's expense.

         8. CONFIDENTIALITY. PNC Bank agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. COOPERATION WITH ACCOUNTANTS. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.





In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC Bank shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not covered by PNC Bank's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for custody services rendered by PNC Bank during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by the Fund and PNC Bank.

         12. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PNC Bank and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PNC Bank takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PNC Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC Bank's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

         13. RESPONSIBILITY OF PNC BANK.

                  (a) PNC Bank shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PNC Bank in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PNC Bank shall be liable for any damages arising out of PNC Bank's failure to perform its duties under this agreement to the extent such damages arise out of PNC Bank's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.





                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PNC Bank shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, neither PNC Bank nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC Bank's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank or its affiliates.

         14. DESCRIPTION OF SERVICES.

                  (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such property until actual receipt.

                  (b) Receipt and Disbursement of Money. PNC Bank, acting upon Written Instructions, shall open and maintain separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each separate series or Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or Portfolio.

         PNC Bank shall make cash payments from or for the Accounts of a Portfolio only for:


                           (i) purchases of securities in the name of a Portfolio or PNC Bank or PNC Bank's nominee as provided in sub-section (j) and for which





                                 PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                           (ii) purchase or redemption of Shares of the Fund delivered to PNC Bank;

                           (iii) payment  of,  subject to  Written  Instructions
                                 interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Portfolio;

                           (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                           (v) payments, upon receipt Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

                           (vi) payments of the amounts of dividends received with respect to securities sold short;

                           (vii)payments  made to a  sub-custodian  pursuant  to
                                 provisions in sub-section (c) of this Section: and

                           (viii)payments,  upon Written Instructions,  made for
                                 other proper Fund purposes.

        PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

                  (c)      Receipt of Securities;  Subcustodians.

                           (i) PNC Bank shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this
                                Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities.

                                At PNC  Bank's  own  expense  and  for  its  own
                                convenience, PNC Bank may enter into subcustodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                                PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PNC Bank under the terms of this sub-section (c).

                  (d) Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

                           (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities;

                           (ii) execute and deliver to such persons as may be designated in such Oral or Written
                                    Instructions,       proxies,       consents,
                                    authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

                           (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;






                           (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing,
                                    tender  offer,   merger,   consolidation  or
                                    recapitalization of any corporation, or the exercise of any conversion privilege;

                           (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                           (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation  or  recapitalization  of  the
                                    Fund;

                           (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                           (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                           (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;




                           (x) release and deliver securities owned by the fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank; and

                           (xi)     release and  deliver or exchange  securities
                                    owned  by  the  Fund  for  other   corporate
                                    purposes.

                                    PNC  Bank  must  also  receive  a  certified
                                    resolution  describing  the  nature  of  the
                                    corporate  purpose  and the name and address
                                    of the person(s) to whom  delivery  shall be
                                    made  when  such   action  is   pursuant  to
                                    sub-paragraph d.

                  (e) Use of  Book-Entry  System.  The Fund shall deliver to PNC
Bank certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing PNC Bank on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions.

         PNC Bank shall administer the Book-Entry System as follows:

                                    (i)  With  respect  to  securities  of  each
                                         Portfolio  which are  maintained in the
                                         Book-Entry  System,  the records of PNC
                                         Bank shall  identify by  Book-Entry  or
                                         otherwise those securities belonging to
                                         each Portfolio.  PNC Bank shall furnish
                                         to the Fund a detailed statement of the
                                         Property held for each Portfolio  under
                                         this  Agreement  at least  monthly  and
                                         from  time to  time  and  upon  written
                                         request.

                                    (ii) Securities   and   any   cash  of  each
                                         Portfolio  deposited in the  Book-Entry
                                         System will at all times be  segregated
                                         from any assets and cash  controlled by
                                         PNC Bank in other than a  fiduciary  or
                                         custodian    capacity    but   may   be
                                         commingled  with other  assets  held in
                                         such  capacities.   PNC  Bank  and  its
                                         sub-custodian,  if  any,  will  pay out
                                         money only upon  receipt of  securities
                                         and will deliver  securities  only upon
                                         the receipt of money.

                                    (iii)All books and records maintained by PNC
                                         Bank   which   relate  to  the   Fund's
                                         participation in the Book-Entry  System






                                         will at all  times  during  PNC  Bank's
                                         regular  business  hours be open to the
                                         inspection of Authorized  Persons,  and
                                         PNC Bank will  furnish  to the Fund all
                                         information  in respect of the services
                                         rendered as it may require.

        PNC Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

         (f) Registration of Securities. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PNC Bank, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Fund, PNC Bank, Book-Entry System or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

         (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written or Oral Instructions must designate the person who owns such securities.

         (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

                           (i)      Collection of Income and Other Payments.

                                    (A)  collect  and receive for the account of
                                         each Portfolio, all income,  dividends,
                                         distributions,      coupons,     option
                                         premiums,  other  payments  and similar
                                         items,  included  or to be  included in
                                         the   Property,   and,   in   addition,
                                         promptly




                                         advise each  Portfolio  of such receipt
                                         and credit such income,  as  collected,
                                         to each Portfolio's custodian account;

                                    (B)  endorse and deposit for collection,  in
                                         the name of the Fund,  checks,  drafts,
                                         or  other  orders  for the  payment  of
                                         money;

                                    (C)  receive  and  hold for the  account  of
                                         each Portfolio all securities  received
                                         as a  distribution  on the  Portfolio's
                                         securities  as  a  result  of  a  stock
                                         dividend,     share     split-up     or
                                         reorganization,       recapitalization,
                                         readjustment or other  rearrangement or
                                         distribution   of  rights  or   similar
                                         securities  issued with  respect to any
                                         securities belonging to a Portfolio and
                                         held by PNC Bank hereunder;

                                    (D)  present  for  payment  and  collect the
                                         amount   payable  upon  all  securities
                                         which   may   mature   or  be   called,
                                         redeemed,   or  retired,  or  otherwise
                                         become   payable   on  the  date   such
                                         securities become payable; and

                                    (E)  take any action  which may be necessary
                                         and  proper  in  connection   with  the
                                         collection  and  receipt of such income
                                         and other payments and the  endorsement
                                         for collection of checks,  drafts,  and
                                         other negotiable instruments.

                           (ii)     Miscellaneous Transactions.

                                    (A)    deliver  or  cause  to  be  delivered
                                           Property  against  payment  or  other
                                           consideration   or  written   receipt
                                           therefor in the following cases:

                                            (1)    for  examination  by a broker
                                                   or  dealer  selling  for  the
                                                   account  of  a  Portfolio  in
                                                   accordance     with    street
                                                   delivery custom;

                                            (2)    for the  exchange  of interim
                                                   receipts     or     temporary
                                                   securities   for   definitive
                                                   securities; and

                                            (3)    for  transfer  of  securities
                                                   into  the name of the Fund on
                                                   behalf of a Portfolio  or PNC
                                                   Bank or nominee of either, or
                                                   for  exchange  of  securities
                                                   for  a  different  number  of
                                                   bonds, certificates, or other
                                                   evidence,   representing  the
                                                   same aggregate face amount or
                                                   number of units  bearing  the
                                                   same interest rate,  maturity
                                                   date and call provisions,  if
                                                   any;  provided  that,  in any
                                                   such case, the new securities
                                                   are  to be  delivered  to PNC
                                                   Bank.







                                    (B)    Unless  and until  PNC Bank  receives
                                           Oral or Written  Instructions  to the
                                           contrary, PNC Bank shall:

                                            (1)    pay all income  items held by
                                                   it  which  call  for  payment
                                                   upon  presentation  and  hold
                                                   the cash  received by it upon
                                                   such  payment for the account
                                                   of each Portfolio;

                                            (2)    collect   interest  and  cash
                                                   dividends   received,    with
                                                   notice  to the  Fund,  to the
                                                   account of each Portfolio;

                                            (3)    hold for the  account of each
                                                   Portfolio      all      stock
                                                   dividends, rights and similar
                                                   securities     issued    with
                                                   respect  to  any   securities
                                                   held by PNC Bank; and

                                            (4)    execute as agent on behalf of
                                                   the   Fund   all    necessary
                                                   ownership        certificates
                                                   required   by  the   Internal
                                                   Revenue  Code  or the  Income
                                                   Tax Regulations of the United
                                                   States Treasury Department or
                                                   under  the laws of any  state
                                                   now or  hereafter  in effect,
                                                   inserting the Fund's name, on
                                                   behalf  of  a  Portfolio,  on
                                                   such certificate as the owner
                                                   of  the  securities   covered
                                                   thereby, to the extent it may
                                                   lawfully do so.

         (i)      Segregated Accounts.

                  (i) PNC Bank shall upon receipt of Written or Oral Instructions establish and maintain a segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                           (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                           (B) Upon receipt of Written Instructions, for other proper corporate purposes.

                  (ii) PNC Bank shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts,





                           in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

         (j) Purchases of Securities. PNC Bank shall settle purchased securities upon receipt of Oral or Written instructions from the Fund or its investment advisers that specify:

                  (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                  (ii) the number of shares or the  principal  amount  purchased and accrued interest, if any;

                  (iii)the date of purchase and settlement;

                  (iv) the purchase price per unit;

                  (v)  the total amount payable upon such purchase;

                  (vi) the Portfolio involved; and

                  (vii)the name of the person  from whom or the  broker  through whom the purchase was made. PNC Bank shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

         (k) Sales of Securities. PNC Bank shall settle sold securities upon receipt of Oral or Written Instructions from the Fund that specify:

                  (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                  (ii) the  number of  shares  or  principal  amount  sold,  and accrued interest, if any,

                  (iii)the date of trade and settlement;

                  (iv) the sale price per unit;

                  (v)  the total amount payable to the Fund upon such sale;







                  (vi) the name of the broker through whom or the person to whom the sale was made; and

                  (vii)the location to which the security  must be delivered and delivery deadline, if any; and

                  (viii) the Portfolio involved.

        PNC Bank shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

         (1)    Reports.  Proxy Materials.

                  (i) PNC Bank shall furnish to the Fund the following reports:

                           (A) such periodic and special reports as the Fund may reasonably request;

                           (B) a monthly statement summarizing all transactions and entries for the account of each Portfolio, listing each Portfolio securities belonging to each Portfolio with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of each Portfolio including disbursements;

                           (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4; and

                           (D) such other information as may be agreed upon from time to time between the Fund and PNC Bank.

                  (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

         (m) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and shall await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

         15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PNC Bank on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses.

         16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at , Attn.: _______ or (c) if toneither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. DELEGATION; ASSIGNMENT. PNC Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PNC Bank and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PNC Bank and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) Governing Law. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.





                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                 PNC BANK, NATIONAL
                                                 ASSOCIATION

                                                 By:/s/ Sam Sparhawk, IV
                                                    -------------------------
                                                 Title: Vice President
                                                        ---------------------

                                                 Harris Insight Funds Trust

                                                 By: /s/ Patricia L. Bickimer
                                                     ------------------------
                                                 Title: President
                                                        ---------------------





                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                 SIGNATURE

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